Exhibit 10.2

PROMISSORY NOTE

$1,009,792.32	September 15, 2009

FOR VALUE RECEIVED, Public Acquisition Company, Inc. (PAC), a Florida corporation (hereinafter referred to as the “Maker”) promises to pay to the order of American Commerce Solutions, Inc. (ACS), a Delaware corporation (hereinafter referred to as the “Holder”) the principal sum of One Million Nine Thousand Seven Hundred Ninety Two dollars and thirty two cents ($1,009,792.32) payable pursuant to the terms of a Purchase Agreement of even date and this Promissory Note (the “Note”).

TERMS

1.	This Note is issued as security for a debt owed by Buyer to Seller.

2.	The term of the Note shall be for a period from the date hereof to September 14, 2010 and shall not be renewable for an additional period except by mutual agreement by Buyer and Seller.

3.	This Note may be converted into AFBG common stock at Makers option at the closing price on the due date or may be satisfied with any other form of payment acceptable to Seller with equal or greater value.

4.	This Note shall bear no interest.

5.	This Note is fully assignable.

6.	This Note may be prepaid in cash, assignment of assets or restricted stock of (OTC:BB: AFBG) as ACS may be inclined to accept.

In the event that payment in full is not made on or before the maturity date, the Note may be renewed and become interest bearing at 6% per annum as of September 15, 2010 or may be converted to restricted stated value stock in AFBG at $1.50 per share at the sole option of PAC.

In the event Maker fails to pay the principal amount of the Note Seller shall be entitled to all remedies available under Florida Statutes.

Buyer shall be responsible for reasonable costs of collection, including, but not limited to attorney’s fees.

IN WITNESS WHEREOF, the Maker has executed this instrument this 15th day of September, 2009, made effective as of June 1, 2009, inclusive.

American Commerce Solutions, Inc.		Public Acquisition Company, Inc.

By:	/S/ DANIEL L. HEFNER	By:	/S/ KENNETH W. MCCLEAVE
	Daniel L. Hefner		Kenneth W. McCleave